.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

August 7, 2023

FORZA X1 REPORTS SECOND QUARTER RESULTS

FORT PIERCE, FLORIDA, August 7, 2023 – Forza X1, Inc. (Nasdaq: FRZA) (“Forza” or the “Company”), a new developer of electric sport boats with a mission to inspire the adoption of sustainable recreational boating, today reported operational highlights and financial results for the second quarter of fiscal 2023.

“We aim to be among the first to develop and manufacture electric boats targeting the recreational market,” said Jim Leffew, Chief Executive Officer and President of Forza X1, Inc. “Our mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on the creation and implementation of marine electric vehicle (“EV”) technology to control and power our electric boats utilizing our proprietary outboard electric motor. Our electric boats are being designed as fully integrated electric boats including the hull, outboard motor, and control system.”

“We believe that the boating industry will follow in the footsteps of the electrification of the automotive industry by creating electric boats that meet or exceed the traditional boating consumer’s expectations of price, value and run times. In other words, electric boats must offer a similar experience when compared to traditional gas-powered boats in terms of size, capability, and price point,” state Jim Leffew.

 ”To date, Forza X1 has built-out and tested multiple Forza company units, including: three offshore-style catamarans, two bay boat-style catamarans, one deck boat and three 22-foot center console (F22) monohulls. In addition, we have also electrified a pontoon boat for a major national pontoon manufacturer. We are in the process of an additional pontoon electrification project and are building an additional five monohulls. Each build cycle includes improvements and involves extensive duration and performance testing. The engine design and lower units and the control systems are continuously improved with each iteration. Cooling system improvements have also been prioritized and have yielded myriad benefits to runtime, speed, and range. We continue to iterate the engine design, including value engineering of parts and lightweighting of engine components. We are experimenting with our first 300 HP stacked motor design.” added Jim Leffew

“In June, Forza X1 announced that it received an initial purchase order from OneWater Marine, Inc. (Nasdaq:ONEW) indicating its intention to purchase 100 units, representing approximately $12,000,000 in revenue, of the Company’s upcoming 22-foot electric monohull boat, which was introduced in March of 2023. This milestone agreement will allow Forza to sell through the conventional dealer model sales channel to support those looking for a more traditional way of purchasing a boat, or to accompany trade-ins, financing needs, and training. The participation of OneWater has been well-received in the marketplace and is a significant achievement for Forza X1.” stated Jim Leffew

“We continue to anticipate revenues from the sale of these fully integrated electric boats and motors to commence in late 2023 and early 2024. Forza X1 will continue to build prototype engines and boats for the next six to nine months,” stated Jim Leffew

“Recently, we have engaged with several high-profile marine manufacturers and are offering our electrification expertise and hardware packages as a service. We are in the design and prototype phase to provide our solution to a nationally recognized boat manufacturer and are expected to build up to two demonstration units for their late summer open house & dealer meeting. Additional confidential discussions have been held with other renowned and start-up manufacturers representing a variety of hull platform types.” state Jim Leffew.

“The North Carolina factory plans are proceeding apace with clearing of the land 100% complete and rough grading 100% complete. We expect to begin final grading and site construction before the end of the third quarter of 2023.” stated Jim Leffew.

“On June 12, 2023, we issued and sold in a firm commitment underwritten public offering(the “Offering”) pursuant to the term of an underwriting agreement that we entered into with ThinkEquity LLC on June 10, 2023 (the “Underwriting Agreement”), an aggregate of 5,334,000 shares of our Common Stock at a public offering price of $1.50 per share, for gross proceeds of $8,001,000, before deducting underwriting discounts, commissions and offering expenses. These additional funds will go to the construction of our new manufacturing facility in North Carolina.” added Jim Leffew.

Highlights for the Quarter Ended June 30, 2023:

•	The Company had cash and cash equivalents of approximately $16,516,320 as of June 30, 2023.

•	The Company had working capital of approximately $16,790,215 as of June 30, 2023.

Conference Call

Joseph Visconti, Executive Chairman of the Board will hold a conference call today, Monday, August 7, 2023, at 10:00 a.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-877-407-4018 and use Conference ID 13740485. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Forza X1 conference call.

The conference call will also be available through a live audio webcast that can be accessed by clicking on LINK HERE.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.forzax1.com/sec-filings.

About Forza X1, Inc.

Forza X1, Inc.’s mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on the creation, implementation and sale of electric boats utilizing our electric vehicle technology to control and power our boats and proprietary outboard electric motor. Our electric boats are being designed as fully integrated electric boats including the hull, outboard motor and control system. For more information, please visit www.forzax1.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” ““expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding being among the first to develop and manufacture electric boats targeting the recreational market, inspiring the adoption of sustainable recreational boating by producing stylish electric sport boats, creating and implementing marine electric vehicle technology to control and power electric boats utilizing the Company’s proprietary outboard electric motor, the boating industry following in the footsteps of the electrification of the automotive industry by creating electric boats that meet or exceed the traditional boating consumer’s expectations of price, value and run times, the purchase order from OneWater Marine, Inc. equating to approximately $12,000,000 in revenue, revenues from the sale of the Company’s fully integrated electric boats and motors commencing in late 2023 and early 2024, providing the Company’s electrification expertise and hardware packages as a service, building up to two demonstration units for a nationally recognized boat manufacturer for their late summer open house & dealer meeting and beginning the final grading and site construction of the Company’s North Carolina factory before the end of the third quarter of 2023. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to develop and manufacture its fully integrated electric boats and motors as planned, the Company’s ability to fulfill and generate revenue from the purchase order received from OneWater Marine, Inc., the Company’s ability to commence generating revenues from the sale of its electric boats and motors in late 2023 and early 2024, the Company’s ability to provide its electrification expertise and hardware packages as a service, the Company’s ability to provide its demonstration units for a nationally recognized boat manufacturer for their open house & dealer meeting, the Company’s ability to begin the final grading and site construction of its North Carolina factory before the end of the third quarter of 2023, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@forzax1.com

SOURCE: Forza X1, Inc.

	June 30,	December 31,		%
	2023	2022	Change	Change
Cash and cash equivalents	$16,516,320	$12,767,199	$3,749,121	29.4%
Current assets	$17,197,088	$13,286,934	$3,910,154	29.4%
Current liabilities	$406,873	$453,191	$(46,318)	(10.2%)
Working capital	$16,790,215	$12,833,743	$3,956,472	30.8%

	Three Months ended June 30,			%
	2023	2022	Change	Change
Net sales	$—	$—	$—	—
Cost of sales	$40,796	$13,012	$27,784	214%
Gross loss	$(40,796)	$(13,012)	$(27,784)	214%
Operating expenses	$1,578,723	$607,440	$971,283	160%
Loss from operations	$(1,619,519)	$(620,452)	$(999,067)	161%
Other income (expense)	$135,865	$(31,831)	$167,696	(527%)
Net loss	$(1,483,654)	$(652,283)	$(831,371)	127%
Net loss per common share: Basic and Diluted	$(0.13)	$(0.09)	$(0.04)	39%
Weighted average number of common shares outstanding: Basic and diluted	11,446,391	7,000,000	4,446,391

	Six Months ended June 30,			%
	2023	2022	Change	Change
Net sales	$—	$—	$—	—
Cost of sales	$90,737	$24,090	$66,647	277%
Gross loss	$(90,737)	$(24,090)	$(66,647)	277%
Operating expenses	$3,658,533	$1,110,076	$2,548,457	230%
Loss from operations	$(3,749,270)	$(1,134,166)	$(2,615,104)	231%
Other income (expense)	$260,484	$(32,409)	$292,893	(904%)
Net loss	$(3,488,786)	$(1,166,575)	$(2,322,211)	199%
Net loss per common share: Basic and Diluted	$(0.32)	$(0.17)	$(0.15)	91%
Weighted average number of shares of common stock outstanding	10,950,863	7,000,000	3,950,863